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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Lancer Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

April 15, 2003

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 14, 2003 at 9:30 a.m., local time.

        The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes electing seven directors of the Company, and transacting such other matters as may properly come before the Meeting or any adjournments thereof.

        Directors and officers of the Company, as well as a representative of the Company's independent auditors, will be present at the annual meeting to respond to any questions that you may have.

        The Company's Board of Directors believes that a favorable vote on the matter to be considered at the Meeting is in the best interest of the Company and its shareholders and unanimously recommends a vote "FOR" such matter. Accordingly, we urge you to review the accompanying material carefully, and to sign, date and return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

Sincerely,

/s/ GEORGE F. SCHROEDER
George F. Schroeder
Chief Executive Officer

LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 14, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company" or "Lancer") will be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 14, 2003 at 9:30 a.m., local time. A form of Proxy and a Proxy Statement for the Meeting are enclosed.

        The Meeting is for the purpose of considering and acting upon:

  1.
  The election of a Board of Directors consisting of seven directors for the ensuing year; and

  2.
  Such other matters as may properly come before the Meeting or any adjournments thereof.

        The close of business on March 28, 2003 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting shall be open to the examination of any shareholder during ordinary business hours at the Company's Corporate Headquarters, 6655 Lancer Blvd., San Antonio, Texas 78219.

        Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

        SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY.

By Order of the Board of Directors

/s/ GEORGE F. SCHROEDER
George F. Schroeder
Chief Executive Officer

San Antonio, Texas
April 15, 2003

LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2003

THE PROXY

        This Proxy Statement is being furnished to shareholders of Lancer Corporation (the "Company" or "Lancer") in connection with the solicitation of Proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Wednesday, May 14, 2003, at 9:30 a.m., local time, or at such other time and place to which the Meeting may be adjourned. The enclosed Proxy is solicited by the Board of Directors of the Company. Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

        The Proxy may be revoked at any time by providing written notice of such revocation to Lancer Corporation, P.O. Box 11214, New York, NY 10203-0214. This notice must be received prior to 5:00 p.m., local time on April 30, 2003. If notice of revocation is not actually received by such date, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person.

        The address of the principal executive offices of the Company is 6655 Lancer Blvd., San Antonio, Texas 78219. This Proxy Statement and enclosed Proxy are first being mailed to shareholders on or about April 15, 2003.

RECORD DATE AND VOTING SECURITIES

        The record date for determining the shareholders entitled to vote at the Meeting is the close of business on March 28, 2003 (the "Record Date"), at which time the Company had issued and outstanding 9,345,095 shares of Common Stock, par value $.01 per share (the "Common Stock"), which class of stock constitutes the only outstanding securities of the Company entitled to vote at the Meeting.

QUORUM AND VOTING

        The presence at the Meeting, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. The approval of all proposals requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by Proxy at the Meeting. Neither the Company's Articles of Incorporation nor Bylaws provide for cumulative voting.

        Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. Because matters to be voted upon at the meeting must be approved by a vote of the holders of a majority of the shares of the Company present at the meeting in person or by proxy, any abstention (including broker non-votes) on any matter will have the effect of and be counted as a "no" vote.

ACTIONS TO BE TAKEN AT THE MEETING

        All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the seven persons named under "Election of Directors" of the Company; and (ii) at the discretion of the proxy holders, on any other matter that may properly come before the Meeting or any adjournment thereof. The Board of Directors of the Company unanimously recommends a vote "FOR" the proposal described in this Proxy.

PROPOSAL I—ELECTION OF DIRECTORS

        There are seven directors to be elected. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election unless otherwise instructed. Each of the nominees is currently a director of the Company and has indicated his or her willingness to continue to serve as a member of the Board of Directors, if elected. In case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. To be elected, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, at the Meeting. Each nominee elected will serve as director for the ensuing year and until his or her successor shall have been duly qualified and elected.

        The nominees are as follows:

Name	Age	Position
Alfred A. Schroeder(1)	66	Chairman of the Board and Director
George F. Schroeder(1)	63	Chief Executive Officer and Director
Walter J. Biegler(2)	61	Director
Jean M. Braley(3)	73	Director
Norborne P. Cole, Jr.(2)(3)	61	Director
Olivia F. Kirtley(2)	52	Director
Richard C. Osborne(3)	59	Director

(1)
Alfred A. Schroeder and George F. Schroeder are brothers. No other nominee is related by blood, marriage or adoption to another nominee or to any executive officer of the Company or its subsidiaries.

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

        Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

        Mr. George F. Schroeder is a co-founder of the Company and has served as its Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

        Mr. Walter J. Biegler has served as a director of the Company since 1985. Mr. Biegler is a private investor. From 1991 until 1998, he was Chief Financial Officer of Periodical Management Group, Inc., a San Antonio, Texas distributor of periodicals, books and specialty items in the United States, Mexico and the Virgin Islands. Prior to November 1991, he served as the Chief Financial Officer and Senior Vice President-Finance of La Quinta Motor Inns, Inc. of San Antonio, Texas, a national hotel chain.

        Ms. Jean M. Braley has served as a director of the Company since 1976. Ms. Braley has been a private investor since 1985. She is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

        Mr. Norborne P. Cole, Jr. has served as a director of the Company since 2001. He has been a business consultant since 1998. From 1994 to 1998, Mr. Cole was Managing Director/CEO of Coca-Cola Amatil in Sydney, Australia. From 1991 to 1994, Mr. Cole was President and CEO of Coca-Cola Bottling, SA in Paris, France. From 1989 to 1990, he was Regional Manager of Coca-Cola Benelux + Denmark. Mr. Cole held a number of positions with The Coca-Cola Company and Coca-Cola bottlers from 1966 to 1989.

        Ms. Olivia F. Kirtley has served as a director of the Company since 1999. She is a Certified Public Accountant and business consultant. She is past Chairman of the American Institute of Certified Public Accountants (AICPA), and currently serves as Chairman of the AICPA Board of Examiners, which oversees the uniform CPA Examination for the United States. From 1979 until 2000, Ms. Kirtley held several management positions with Vermont American Corporation, a leading global manufacturer and marketer of power tool accessories, including Vice President of Finance, Treasurer and Director of Tax. Ms. Kirtley serves on the Board of Directors of ResCare, Inc. and Alderwoods Group, Inc.

        Mr. Richard C. Osborne has served as a director of the Company since 2001. He is currently a Managing Director with Madison Capital Partners, a private equity investment firm. From 1989 to 1999, Mr. Osborne served as Chairman, Chief Executive Officer and President of Scotsman Industries, a manufacturer of beverage dispensing equipment, ice machines, display cases, walk-in coolers and refrigeration equipment. He worked in a variety of positions with Scotsman from 1979 to 1989. Prior to joining Scotsman, Mr. Osborne worked with The Pillsbury Company and General Motors.

Board of Directors and Committees

        The business of the Company is managed under the direction of the Board of Directors. The Board meets on a periodic basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met four times during the 2002 fiscal year. During such period, each member of the Board participated in at least 75% of all Board and applicable Committee meetings.

        All directors of the Company are elected annually. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors. During 2002, the Board of Directors of the Company maintained an Audit Committee and a Compensation Committee.

        The members of the Audit Committee were Olivia F. Kirtley, Walter J. Biegler, and Norborne P. Cole, Jr. The Audit Committee met nine times in 2002. The Board of Directors of the Company has adopted a written charter for the Audit Committee. Each member of the Audit Committee is independent as such term is defined in Section 121(A) of the Listing Standards of the American Stock Exchange.

        The members of the Compensation Committee were Richard C. Osborne, Jean M. Braley, and Norborne P. Cole, Jr. No member of the Compensation Committee was an executive officer of the Company. The Compensation Committee met three times in 2002.

        The Board of Directors as a whole serves as the nominating committee for Board membership. The Board will consider nominees for Board membership made by shareholders. Shareholder nominations for Board terms beginning in 2004 should be made in writing, and must be received by the Company's Chief Financial Officer no later than November 1, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 24, 2003, regarding the beneficial ownership of common stock of Lancer by each person known by Lancer to own 5% or more of the outstanding shares of each class of Lancer's Common Stock, each director of Lancer, each nominee for Director, each executive officer of the Company named in the Summary Compensation Table set forth in this proxy (the "Named Executive Officers"), and the directors and Named Executive Officers of Lancer as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name of Beneficial Owner and Number of Persons in Group	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Alfred A. Schroeder(1)(2)	1,216,950	12.7
George F. Schroeder(1)(3)	1,331,684	13.9
Walter J. Biegler(4)	9,040	*
Jean M. Braley(1)(5)	459,877	4.8
Norborne P. Cole, Jr.(4)	6,290	*
Olivia F. Kirtley(4)(6)	249,990	2.6
Richard C. Osborne(4)	11,290	*
Mark L. Freitas(7)	12,588	*
Christopher D. Hughes(8)	27,159	*
Bedrock Management, L.P.(9)	710,780	7.4
Dimensional Fund Advisors, Inc.(10)	542,249	5.7
Greenbrier Partners, Ltd.(11)	514,524	5.4
All directors and executive officers as a group (nine persons)(12)	3,324,868	34.8

*
Less than 1%

(1)
The mailing address for Mr. Alfred A. Schroeder and Mr. George F. Schroeder is 6655 Lancer Blvd., San Antonio, Texas 78219.

(2)
Includes 7,500 shares purchasable pursuant to options which are exercisable within the next 60 days. Includes 17,762 shares owned through the Company's 401K plan, and 85,828 shares held in trust for the benefit of Mr. Alfred A. Schroeder.

(3)
Includes 447,525 shares held by trusts for the children of Mr. George F. Schroeder, of which Mr. George F. Schroeder is the trustee, includes 85,828 shares held in trust for the benefit of Mr. George F. Schroeder, and includes 7,500 shares purchasable pursuant to options which are exercisable within the next 60 days.

(4)
Includes 1,290 shares purchasable pursuant to options which are exercisable within the next 60 days.

(5)
Includes 265,318 shares held by the William V. Braley Estate Trust for which Ms. Braley serves as sole trustee.

(6)
Includes 174,200 shares jointly owned with Ms. Kirtley's husband and 69,500 shares owned by Ms. Kirtley's husband. Also includes 5,000 shares owned by Ms. Kirtley's children, in which Ms. Kirtley has disclaimed any beneficial ownership.

(7)
Includes 988 shares owned through the Company's 401K plan, and 11,600 shares purchasable pursuant to options which are exercisable within the next 60 days.

(8)
Includes 1,459 shares owned through the Company's 401K plan, and 18,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(9)
Based on information provided pursuant to a Schedule 13G jointly filed with the SEC on February 10, 2003, Bedrock Management L.P., James C. Smith, and James F. Gallivan, Jr. beneficially own and have dispositive and voting power with respect to 710,780 shares of Common Stock. Bedrock's mailing address is 8235 Douglas Avenue, Suite 420, Dallas, Texas 75225.

(10)
Dimensional Fund Advisors, Inc. is an investment advisor whose mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11)
Greenbrier Partners, Ltd. is an investment firm whose mailing address is 1901 N. Akard, Dallas, Texas 75201. Includes 13,500 shares held by Rowe Family Partnership, Ltd.

(12)
Includes 49,760 shares purchasable pursuant to options which are exercisable within the next 60 days.

EXECUTIVE OFFICERS

        The following table sets forth certain information concerning the executive officers of the Company:

Name	Age	Position with the Company
Alfred A. Schroeder	66	Chairman of the Board
George F. Schroeder	63	Chief Executive Officer
Christopher D. Hughes	56	President & Chief Operating Officer
Mark L. Freitas	42	Chief Financial Officer

        Mr. Alfred A. Schroeder is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1967. His primary responsibilities include conceptual engineering design, new product development and corporate planning. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

        Mr. George F. Schroeder is a co-founder of the Company and has served as Chief Executive Officer and director since 1967. His primary responsibilities include strategic planning and corporate administration. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Compensation and Certain Transactions."

        Mr. Christopher D. Hughes joined the Company in 2000 as Chief Operating Officer. In 2002, he was named to the additional position of President. Prior to joining Lancer, Mr. Hughes worked for 17 years with Enodis Corporation and its predecessor entity, Scotsman Industries. He served in a variety of senior management positions with Enodis, including Vice President-Operations of Kysor Warren, President of Booth/Crystal Tips, President of Halsey Taylor, and Vice President-Operations of Scotsman Ice Systems. Prior to his association with Enodis, Mr. Hughes served as Vice-President-General Manager of Morrison-Knudsen's Central and Western Transit Operations, and as Vice President-Operations of Mooney Aircraft Corporation in Kerrville, Texas.

        Mr. Mark L. Freitas joined the Company in 1998. He was named Corporate Controller in 1999, and became Chief Financial Officer in 2003. Before joining Lancer, Mr. Freitas worked for ten years in public accounting, and for three years with Bausch & Lomb, Inc., as a Senior Corporate Auditor and Cost Manager.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the financial statements. The Audit Committee meets frequently in executive session with the Company's senior financial management and the independent auditors in order to maintain free communication with those parties. In discharging its oversight role, the Audit Committee has full access to all of the Company's books, records, facilities, and personnel, and has the power to retain outside counsel or other experts.

        The members of the Audit Committee are Olivia F. Kirtley (Chair), Walter J. Biegler, and Norborne P. Cole, Jr. The members satisfy the requirements, including those regarding independence, of the American Stock Exchange. The Committee met nine times in 2002.

        The Audit Committee maintains a charter, and reviews the adequacy of the charter on an annual basis. In accordance with its charter, the Audit Committee has (i) reviewed and discussed the audited financial statements with Company management, (ii) discussed with the Company's independent auditors, KPMG LLP, the matters relating to the conduct of the audit which are required to be discussed by Statement of Auditing Standards No. 61, and (iii) received from KPMG LLP the written disclosures and the letter regarding KPMG LLP's independence required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP its independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2002 fiscal year.

Olivia F. Kirtley
Walter J. Biegler
Norborne P. Cole, Jr.

AUDIT FEES

        The aggregate fees for the audit of the Company's annual consolidated financial statements for the most recent fiscal year and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for the 2002 fiscal year were $288,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        There were no fees for professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the 2002 fiscal year.

ALL OTHER FEES

        The aggregate fees for services rendered by KPMG LLP, other than the services covered in the two preceding paragraphs, for the 2002 fiscal year were $47,000. The principal non-audit services provided by KPMG LLP during the 2002 fiscal year were services related to tax compliance and strategy for certain of the Company's foreign subsidiaries. The Audit Committee considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining such firm's independence.

COMPENSATION AND CERTAIN TRANSACTIONS

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors consists of three non-employee directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. The Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive and other officers of the Company and its subsidiaries. The Committee also administers the Company's stock option plans and awards long-term compensation in the form of stock options to executive officers and other eligible persons under such plans.

        The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to increase profitability and shareholder value over time. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

        In determining base salaries for executive and other officers, the Compensation Committee considers recommendations from the Chief Executive Officer of the Company. Annual cash bonuses are typically tied to performance targets approved by the Compensation Committee. Bonuses may also be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. The Compensation Committee determines the CEO's compensation based on the same criteria that it uses for other executive officers.

        During 2002, the Company maintained a bonus program for executive officers and certain other employees. Awards were available for achieving goals relating to net sales, earnings before interest and taxes, net earnings per share, and cash flow. The bonus awarded to executive officers reflects the fact that the Company achieved, and in some cases significantly exceeded, the relevant goals.

        The Compensation Committee believes the base salaries and cash bonuses of its executive officers are set at the levels of comparable companies as measured by market capitalization. During 2002, the Committee conducted a comprehensive review of the Company's compensation of its executive officers. As part of the review, the Committee hired outside consultants to assure that the Company's compensation practices are competitive, and that they properly align individual rewards with desired Company performance.

        Employees, including executive officers and non-employees of the Company or its affiliates who are designated by the Compensation Committee, are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over four years after the date of grant, and are contingent upon the optionee's continued employment with the Company. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. The Committee intends to make future grants as necessary to focus managers on increasing profitability and shareholder value.

        Federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. Certain performance-based compensation, however, is specifically exempt from such limitations. The Committee believes the compensation of its executive officers cannot always be based upon fixed formulas, and that the prudent use of discretion in determining compensation is in the best interest of the Company and its shareholders. In some cases, the Committee, in the exercise of such discretion, may approve executive compensation that is not fully deductible. The Company, however, does not expect the limitations on deductibility to have a material impact on its financial condition.

Richard C. Osborne
Jean M. Braley
Norborne P. Cole, Jr.

Compensation of Directors

        Directors who are also employees of the Company receive no compensation for serving as a director. Beginning in May 2002, Directors who are not employees of the Company receive a fee of $6,000 per year, plus $1,500 per meeting. Committee members receive $750 per committee meeting. Additionally, the Chair of the Audit Committee receives an annual fee of $5,000, and the Chair of the Compensation Committee receives an annual fee of $3,000. Prior to May 2002, Directors received a flat fee of $3,000 per calendar quarter. During 2002, each director who was not an employee of the Company was eligible to receive an option grant covering 6,450 shares. The options have an exercise price equal to the market value of the Company's Common Stock on the date of grant, and expire ten years after the date of grant. The options vest 20% on the date of grant, and 20% at the first, second, third, and fourth anniversaries of the date of grant. Jean M. Braley chose not to receive any stock options in 2002.

Compensation Committee Interlocks and Insider Participation

        Ms. Jean M. Braley, a member of the Company's Compensation Committee, is a partner in Lancer Properties. See "Certain Transactions" below.

Summary Compensation Table

        The following table sets forth the compensation paid or to be paid by the Company to the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer for services rendered in all capacities for the years ended December 31, 2002, 2001 and 2000.

		Annual Compensation			Long Term Compensation Awards
Name/Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Securities Underlying Options (#)	All Other Compensation(2) ($)
Alfred A. Schroeder Chairman of the Board	2002 2001 2000	249,995 230,763 199,992	116,787 2,008 —	6,672 6,372 8,034	— 12,500 —	162,228 226,550 151,046
George F. Schroeder Chief Executive Officer	2002 2001 2000	249,995 230,763 199,992	116,787 2,008 —	4,952 4,584 5,784	— 12,500 —	177,622 139,599 94,246
Christopher D. Hughes(3) President and Chief Operating Officer	2002 2001 2000	208,644 200,132 26,922	98,101 1,740 —	5,500 — —	15,000 — 25,000	46,717 26,890 —
Mark L. Freitas(4) Chief Financial Officer	2002 2001	112,774 107,847	46,455 937	4,155 3,867	— —	— —
Richard N. Winter(5) Chief Financial Officer	2002	106,738	42,740	—	20,000	28,000

(1)
These amounts reflect Company contributions to its profit sharing plan and 401K plan for the benefit of the Named Officers for the years indicated.

(2)
These amounts include premiums paid for the benefit of the Named Officers for life insurance policies that commenced in 1994, amounts reimbursed for the payment of tax on the insurance-related compensation, relocation expenses, and other taxable fringe benefits.

(3)
Mr. Hughes joined the Company during 2000.

(4)
Mr. Freitas served as the Controller of the Company during 2002, and was named Chief Financial Officer in 2003.

(5)
Mr. Winter joined the Company in 2002, and left the Company in 2003.

Option Grants During the 2002 Fiscal Year

        The following table discloses, for Christopher D. Hughes and Richard N. Winter, information on Common Stock options of the Company ("Options") granted during the 2002 fiscal year. There are no other Named Executive Officers who received options during 2002.

	Individual Grants				Option Value
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Yr
Name/Title			Exercise Price ($/Sh)	Expiration Date	5% (2)	10% (2)
Christopher D. Hughes President and COO	15,000	13.6%	$5.45	8/7/2012	$51,412	$130,288
Richard N. Winter Chief Financial Officer	20,000	18.1%	$5.45	8/7/2012	$68,550	$173,718

(1)
The recipients of the option grants listed in the table above are 20% vested in the grant as of the date of this proxy statement. The option is exercisable to the extent vested. The option is not transferable, other than by will or the laws of decent and distribution or pursuant to a qualified domestic relations order.

(2)
The information in these columns illustrates the value that might be realized upon exercise of the options granted during fiscal year 2002 assuming the specified compound rates of appreciation of the Company's Common Stock over the term of the options. The potential realizable value columns of the foregoing table do not take into account certain provisions of the options providing for termination of the option following termination of employment or nontransferability.

Options Exercised During the 2002 Fiscal Year and Fiscal Year End Option Values

        The following table discloses, for the Chairman of the Board, the Chief Executive Officer, and the other Named Executive Officers, information concerning options exercised during the fiscal year ended December 31, 2002, and the number and value of the options held at the end of fiscal year 2002 based upon the closing price of $9.30 per share of Common Stock on December 31, 2002.

Name/Title	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the Money Options at FY-End Exercisable/ Unexercisable
Alfred A. Schroeder Chairman of the Board	111,375	$484,927	5,000/ 7,500	$ $	16,200/ 24,300
George F. Schroeder Chief Executive Officer	111,375	$484,927	5,000/ 7,500	$ $	16,200/ 24,300
Christopher D. Hughes President and Chief Operating Officer	0	0	18,000/ 22,000	$ $	76,050/ 89,200
Mark L. Freitas(1) Chief Financial Officer	0	0	10,600/ 3,400	$ $	23,747/ 12,362
Richard N. Winter(2) Chief Financial Officer	0	0	4,000/ 16,000		$15,400/ 61,600

(1)
Mr. Freitas served as the Controller of the Company during 2002 and was named Chief Financial Officer in 2003.

(2)
Mr. Winter left the Company in 2003.

Company Performance

        The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors SmallCap 600 Index, and the Standard & Poors 600 Industrial Machinery ("SPIM") Index for the five-year period ended December 31, 2002.

        The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each year for the Company, the Standard & Poors SmallCap 600 Index, and the SPIM Index is based on the stock price or composite index on December 31 of each year presented. The comparison assumes that $100 was invested in the Company's Common Stock and in each of the other two indices.

	1997	1998	1999	2000	2001	2002
Lancer Corporation	$100.00	$95.65	$40.22	$50.00	$43.48	$80.87
Standard & Poors SmallCap 600	$100.00	$98.69	$110.94	$124.03	$132.13	$112.80
S & P Specialized Manufacturing	$100.00	$95.56	$109.06	$105.51	$112.96	$108.15

Profit Sharing Plan

        The amount of annual contributions made by the Company is at the discretion of the Board of Directors but may not exceed an amount equal to fifteen percent of the compensation paid or accrued during the year to all participating employees. Substantially all United States employees are eligible to participate. The Company's consolidated statements of income for the years ended December 31, 2002, 2001 and 2000 include contributions to the plan of $0.2 million, $0.2 million and $0.5 million, respectively.

Certain Transactions

        Lancer Properties is a Texas general partnership that owns the land and building at 235 West Turbo in San Antonio, Texas where a portion of the Company's operations are located. The Company leases the premises on a month-to-month basis for $6,600 per month. The Company also leases adjoining operating facilities at 257R West Turbo, from Lancer Properties on a month-to-month basis for $800 per month. The Company pays all maintenance expenses, property taxes, assessments and insurance premiums on these facilities. Alfred A. Schroeder, George F. Schroeder and Jean M. Braley, all of whom were directors of the Company during 2002, own 13.33%, 13.33% and 15%, respectively, of Lancer Properties. The William V. Braley Estate Trust, for which Mrs. Braley serves as sole trustee, also holds a 15% interest in the partnership.

        During 2002, Alfred A. Schroeder and George F. Schroeder were indebted to the Company for as much as approximately $107,000 and $300,000, respectively, for cash advances received from the Company prior to 2002. This indebtedness is evidenced by promissory notes payable to the Company. The indebtedness accrues interest at a rate of 6.0% per annum, and is payable upon demand. The aggregate balance of the indebtedness as of March 24, 2003 was approximately $41,000.

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP ("KPMG") has acted as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2002. It is expected that a representative of KPMG will be present at the Meeting with an opportunity to make a statement if such representative so desires, and will be able to respond to appropriate questions by shareholders. The appointment of independent public accountants for the 2003 fiscal year will be made by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 2002 each of its executive officers, directors and persons who own more than ten percent of the Company's Common Stock filed all reports required by Section 16(a), except for two late filings by Christopher D. Hughes, President and Chief Operating Officer, relating to the purchase of an aggregate of 3,959 shares.

SHAREHOLDER PROPOSALS

        Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2004 Annual Meeting of Shareholders, such proposals must be received by the Company no later than December 17, 2003. Such proposals should be directed to Lancer Corporation, 6655 Lancer Blvd., San Antonio, Texas 78219, Attn: Chief Financial Officer. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2004 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company (i) receives notice of the proposal before the close of business on March 2, 2004, and advises shareholders in the Company's Proxy Statement about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal prior to the close of business on March 2, 2004.

OTHER BUSINESS

        The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment and in the best interest of the Company.

MISCELLANEOUS

        The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. Georgeson & Company Inc., New York, New York, will distribute proxy soliciting material to brokers, banks, and institutional holders and will request such parties to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson & Company Inc. an estimated fee of $2,000 for its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002 accompanies this Proxy statement. The Annual Report is not deemed to be part of this Proxy Statement.

By order of the Board of Directors

/s/ GEORGE F. SCHROEDER
George F. Schroeder
Chief Executive Officer

San Antonio, Texas
April 15, 2003

LANCER CORPORATION
2003 ANNUAL MEETING OF SHAREHOLDERS—MAY14, 2003
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned shareholder of LANCER CORPORATION, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 2003 and hereby appoints George F. Schroeder and Alfred A. Schroeder or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Lancer Corporation to be held May 14, 2003 at 9:30 a.m., local time, at the Company's facility at 6655 Lancer Blvd., San Antonio, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

        This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all listed directors, and as said proxies deem advisable on such other matters as may come before the meeting.

(Continued, and to be signed and dated, on the reverse side.)

LANCER CORPORATION P.O. BOX 11214 NEW YORK, N.Y. 10203-0214

/\ DETACH PROXY CARD HERE /\

☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes MUST be indicated (x) in Black or Blue ink.
1.
ELECTION OF DIRECTORS

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐
Nominees: Walter J. Biegler, Jean M. Braley, Norborne P. Cole, Jr., Olivia F. Kirtley, Richard C. Osborne, Alfred A. Schroeder, George F. Schroeder						To include any comments, please mark this box.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

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  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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  AUDIT COMMITTEE REPORT
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  SHAREHOLDER PROPOSALS
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  MISCELLANEOUS